Exhibit 4.3
WARRANT
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE NOR ANY INTEREST IN ANY OF THE FORGOING HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, (II) IN THE CASE OF PARAGRAPH (B), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.
TALEN ENERGY CORPORATION
Warrant Certificate No.: L-1
Number of Warrants represented hereby: 457,142 Warrants
Number of Shares of Common Stock: 457,142
Date of Issuance: May 17, 2023 (“Issuance Date”)
Talen Energy Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Leonard LoBiondo, the registered holder hereof (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after the Expiration Date, (as defined below), 457,142 fully paid nonassessable shares of the Company’s common stock, par value $0.001 (“Common Stock”), subject to adjustment as provided herein. Except as otherwise defined herein, capitalized terms in this Warrant to purchase Common Stock (including any Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 20. This Warrant is being issued pursuant to the Findings of Fact, Conclusions of Law, and Order Confirming Joint Chapter 11 Plan of Talen Energy Supply, LLC and Its Affiliated Debtors [Docket No. 1760] (the “Confirmation Order”) entered by the United States Bankruptcy Court for the Southern District of Texas in the Chapter 11 cases of Talen Energy Supply, LLC and its affiliated debtors (the “Debtors”), whereby the Debtors assumed the employment agreement of the Holder, Leonard LoBiondo (the “Employment Agreement”), which provided for the issuance of warrants. Confirmation Order, ¶62. This Warrant is in full satisfaction of the Company’s obligations under the Employment Agreement. The Holder is providing direct services to the Company on the Issuance Date, as determined for purposes of Section 409A.
SECTION 1.    Issuances; Exercise Price. The Company is issuing these warrants entitling the Holder hereof to purchase an aggregate of up to 457,142 shares of Common Stock. This instrument represents 457,142 Warrants, in the aggregate, and each Warrant entitles the Holder, upon proper exercise and payment of the applicable Exercise Price (as defined herein), to receive from the Company, as adjusted as provided herein, one fully-paid, non-assessable share of Common Stock (the “Warrant Number”) at a price equal to $43.75 per share (as the same may be hereafter adjusted pursuant to Section 8, the “Exercise Price”). The Exercise Price is not less than the fair market value of one share of Common Stock on the Issuance Date, as determined for purposes of Section 409A. The shares of Common Stock or (as provided pursuant to Section 8 hereof) securities, or other property deliverable upon proper exercise (or as otherwise deliverable to the Holder pursuant to Section 8 hereof) are referred to herein as the “Warrant Shares”. The maximum number of shares of Common Stock issuable pursuant to this Warrant shall initially be 457,142, as such number may be adjusted from time to time, as described herein, in compliance with Section 409A.
SECTION 2.    Registration of Transfers and Exchanges.
(a)    Transfer and Exchange or Beneficial Interests. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company along with an executed notice of assignment substantially in the form as Exhibit B attached hereto, whereupon the Company will within three (3) Business Days of such surrender, issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Any consideration received by the Holder in connection with a transfer of this Warrant shall generally be subject to the requirements of Section 83 of the Code and applicable tax withholding and reporting requirements.
(b)    Restrictions on Transfers of Warrants
(i)    The Warrants and Warrant Shares shall be freely transferable, subject to the Securities Act and applicable state securities law restrictions referred to in this Section 2(b).
(ii)    No Warrants or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws. Each Holder, by its acceptance of any Warrant, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 4(a)(2) of the Securities Act. Neither the issuance and the sale of this Warrant nor the Warrant Shares into which this Warrant is exercisable nor any interest therein have been registered under the Securities Act or the applicable state securities laws. The Warrants, Warrant Shares and any interest therein may not be offered for sale, sold, transferred or assigned unless (A) pursuant to (x) an effective registration statement for the Warrants and the Warrant Shares under the Securities Act or (y) a transaction that does not require registration under the Securities Act or any state securities laws, and (B) in the case of clause (y), the Holder furnishes to the Company an opinion of counsel in form and substance reasonably satisfactory to the

Company to such effect, and (C) in either case, the Holder has complied with the requirements set forth in the Warrant Assignment Form attached hereto as Exhibit B. Except to the extent of the registration rights providing for resale of the Warrant Shares set forth in the Registration Rights Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Warrants or Warrant Shares, and accordingly the Holder acknowledges that any certificates or book-entries for Warrants or Warrant Shares may have the legend indicated below in this Section 2 or statement of applicable restrictions endorsed thereon.
(iii)    Any Warrant Shares issued upon exercise of Warrants will be “restricted securities”, as defined in Rule 144(a)(3) under the Securities Act. The certificates representing such Warrant Shares, as well as all certificates issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the Securities Act, or applicable state securities laws, will bear, on the face of such certificate, the following legends:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; OR (B) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (B), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”
(iv)    At any time when a Holder’s Warrant Shares are sold pursuant to an effective registration statement or under Rule 144 under the Securities Act, or are eligible to be sold under Rule 144 without volume or other limitations, then at such Holder’s request and upon delivery to the registrar and transfer agent and the Company of an opinion of counsel in form and substance reasonably satisfactory to the Company that such legends are no longer required under applicable requirements of the Securities Act or state securities laws, the Company will use its reasonable best efforts to cause the Company’s transfer agent to promptly remove any remaining restrictive legend set forth on such Warrant Shares. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Warrant Shares without any such legend.
(c)    Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants within three (3) Business Days of such surrender representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new

Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no fractional Warrant Shares shall be issued.
(d)    Issuance of New Warrants. Subject to the requirements of Section 409A, whenever the Company is required to issue a new Warrant pursuant to the terms of this form of Warrant, such new Warrant (i) shall be in the same form as this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 2(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights, terms, and conditions as this Warrant.
SECTION 3.    Duration and Exercise of Warrants.
(a)    Subject to the terms of this Warrant, each Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning on the Issuance Date and ending at 5:00 p.m., New York City time on May 17, 2030 (or, if such date is not a Business Day, the next subsequent Business Day), (the “Expiration Date”). Any portion of the Warrants which has not been exercised at the Expiration Date shall be cancelled and forfeited without consideration therefor.
(b)    Subject to the provisions of this Warrant, the registered Holder may exercise the Warrants, in whole or in part, by providing written notice of such election (“Warrant Exercise Notice”) to exercise such Warrants to the Company no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit A hereto, properly completed and executed by the registered holder of the Warrant and paying the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised together with any applicable taxes and governmental charges.
(c)    The aggregate Exercise Price shall be payable either (i) in lawful money of the United States of America either by certified or official bank or bank cashier’s check payable to the order of the Company or (ii) if the Market Price per share of Common Stock then exceeds the Exercise Price per Warrant Share, on a “cashless basis” by surrendering the Warrant for that number of Warrant Shares equal to the quotient obtained by dividing (x) the product of the number of Warrant Shares underlying the Warrants which are subject to the Warrant Exercise Notice, multiplied by the difference between such Exercise Price and such Market Price on the date of the applicable Warrant Exercise Notice by (y) the Market Price per share of Common Stock on the date of the applicable Warrant Exercise Notice. In addition, the Holder may elect to pay Withholding Taxes in the same manner as payment of the Exercise Price as provided above in this Section 3(c).

(d)    Subject to Section 4, any exercise of a Warrant pursuant to the terms of this Warrant shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.
(e)    All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant Exercise Notice will be determined by the reasonable, good faith discretion of the Board. The Company reserves the right to reject any and all Warrant Exercise Notices for which any corresponding agreement by the Company to exchange would, in the reasonable, good faith opinion of the Company, be unlawful. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. The Company shall not be under any duty to give notice to the Holder of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.
(f)    As soon as practicable after the exercise of any Warrant, as set forth in subsection (d), and in any event within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Warrant Exercise Notice (the “Warrant Share Delivery Date”) the Company shall issue, or otherwise deliver, or cause to be issued or delivered, in authorized denominations to or upon the order of the Holder of the Warrants, the Warrant Shares registered on the books of the Company’s transfer agent or, at the Company’s or Holder’s option, by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate, representing the number of Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. Upon delivery of the Warrant Exercise Notice and concurrent satisfaction of the Exercise Price, the Holder shall be deemed for all corporate purposes (including for purposes of determining whether the Holder is entitled to vote or receive dividends on Warrant Shares) to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares.
SECTION 4.    Recission Rights. If the Company fails to transmit to the Holder the Warrant Shares pursuant to Section 3(f) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by delivering written notice to the Company at any time prior to the delivery of such Warrant Shares.
SECTION 5.    Cancellation of Warrants. Upon the Expiration Date (if not already properly exercised), the Warrants shall thereupon be delivered to the Company, and be cancelled and retired. Notwithstanding anything herein to the contrary, at any time prior to the Expiration Date, the Holder may, by written direction to the Company, or any successor to the Company’s obligations hereunder, surrender the Warrants to the Company upon which the Warrants will be cancelled and retired for no consideration.
SECTION 6.    Mutilated or Missing Warrant Certificates. If any of the certificates evidencing such Warrant (each a “Warrant Certificate”), shall be mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate in the same form hereof and representing an equivalent number of Warrants, but only upon receipt of (i) evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant Certificate; and (ii) an open penalty surety bond and holding the Company harmless, satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State New York.
SECTION 7.    Reservation of Warrant Shares. For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the Company will, at all times through the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, shares of Common Stock equal to the number of Warrant Shares deliverable from time to time upon the exercise of all outstanding Warrants, and the transfer agent for the Company’s Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable upon delivery to the Holder.
SECTION 8.    Adjustments and Other Rights.
(a)    Adjustments. In the event of any corporate event or transaction involving the Company (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Board, to prevent dilution or enlargement of the Holder’s rights under this Warrant, shall substitute or adjust, in its reasonable discretion (provided that such substitution or adjustment shall properly maintain Holder’s interest in the Company): the number and kind of Warrant Shares or other property that may be issued under this Warrant; the number and kind of Warrant Shares or other property subject to outstanding Warrant Shares; the Exercise Price, grant price or purchase price applicable to outstanding Warrant Shares; and/or other value determinations (including performance conditions). All adjustments shall be made in compliance with Section 409A. For the avoidance of doubt, the purchase of Shares or other equity securities of the Company by a stockholder of the Company or any third party from the Company shall not constitute a corporate event or transaction giving rise to an adjustment described in this Section 8(a).
(b)    Restrictions on Adjustments. In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Warrant Number:
(i)    to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock;

(ii)    if the Company takes a record of the Holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Warrant Number shall be required by reason of the taking of such record;
(iii)    for the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issuance Date; or
(iv)    that would be deemed an offset to the exercise price of such Warrant in accordance with Treas. Reg. Section 1.409A-1(b)(5)(1)(E).
(c)    Stockholder Rights Plans. If any shares of Common Stock are to be issued upon exercise of any Warrant and, at the time of such exercise, the Company has in effect any stockholder rights plan, then the Holder of such Warrant will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such exercise, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only to the extent permitted by Section 409A, the Exercise Price will be adjusted pursuant to Section 8(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 8(a) to all holders of Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 8(a).
(d)    No adjustments in respect of the chapter 11 plan or transactions thereunder. Notwithstanding anything to the contrary in this Warrant, in no event shall effectuation of the Company’s chapter 11 plan, any transactions required or contemplated thereby, or the issuance of any securities in respect thereof be a Reorganization Event, Change of Control Event, or otherwise give rise to any adjustment in the number of Warrants or Warrant Shares or the exercise of any Warrant.
SECTION 9.    No Fractional Shares. The Company shall not be required to issue Warrants to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Warrant Shares and no Cash shall be distributed in lieu of such fractional shares or rights. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrants (or specified portion thereof), as applicable, such share fraction shall be rounded to the next lower whole number with no further payment on account thereof.
SECTION 10.    Notices to Holder. Upon any adjustment (i) of the number of Warrant Shares purchasable upon exercise of each Warrant, or (ii) action that would result in the adjustment of the Exercise Price pursuant to Section 8, the Company, within ten (10) Business Days thereafter, shall (x) prepare and execute a certificate signed by an Appropriate Officer of the Company setting forth the event giving rise to such adjustment and any new or amended exercise terms, including such Exercise Price and either the number of Warrant Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth the method of calculation, and (y) give written notice to each of the Holder at such Holder’s address appearing on the Warrant Register. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.
If:
(a)    the Company proposes to take any action that would require an adjustment pursuant to Section 8 (unless no adjustment is required);
(b)    there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety); or
(c)    the Company proposes any capital reorganization, reclassification, recapitalization, business combination, consolidation, amalgamation or merger (for the avoidance of doubt including any potential Change of Control Event), then the Company shall cause written notice of such event to be filed and shall cause written notice of such event to be given to the Holder at such Holder’s address appearing on the Warrant Register, such giving of notice to be completed at least ten (10) Business Days prior to the effective date of such action (or the applicable Record Date for such action if earlier). Such notice shall specify the proposed effective date of such action and, if applicable, the Record Date and the material terms of such action. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any action, distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.
SECTION 11.    Holder of Warrant Not Deemed a Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder thereof the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment of the Exercise Price under Section 8 or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.
SECTION 12.    Withholding and Reporting Requirements.
(a)    The Company shall have the power and the right to deduct or withhold automatically from any payment or shares deliverable under this Warrant, or require the Holder to remit to the Company, the Withholding Taxes with respect to any taxable event arising as a result of this Warrant, including Holder’s exercise, transfer, or sale of the Warrant. With respect to required withholding, the Holder may elect payment of Withholding Taxes in the manner provided in Section 3(c) hereof. The Holder shall submit to the Company on or prior to the date that it becomes a Holder a properly executed IRS Form W-9 and any other tax form or certification reasonably requested by the Company and, in each case, shall update such form or certification if it expires or becomes obsolete or inaccurate in any respect.
(b)    The Company shall in good faith consider any reasonable request by the Holder to provide information required in connection with the Holder’s preparation and filing of their tax returns (and any tax proceedings with respect thereto) and determining their tax compliance and withholding obligations. Such cooperation shall include in good faith considering any request for a certification in accordance with applicable Treasury Regulations that the Company is, or has been during the applicable period set forth in Section 897(c)(1)(A)(ii) of the Internal Revenue Code, as amended (the “Code”), a “United States real property holding company” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code; provided, however, for the avoidance of doubt, that to the extent the Company has not otherwise undertaken an outside study or evaluation to determine whether it is a USRPHC, the Company shall not be required to do so; provided further that nothing in this Section 14(b) shall limit or relieve the Company of its obligations under Treasury Regulation Section 1.897-2(h)(1).
SECTION 13.    Information Rights. The Company shall electronically furnish to Holder via the Company’s primary website or a third-party data room, the audited and unaudited financial statements of the Company and its Subsidiaries required to be furnished to holders of Common Stock, pursuant to and within the time limits prescribed by that certain Stockholders Agreement, dated as of May 17, 2023, by and between the Company, and the stockholders who were issued shares of Common Stock pursuant to the Plan.
SECTION 14.    Supplements and Amendments.
(a)    Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. Any change, amendment or waiver by the Company and the Holder shall be binding on the Holder of this Warrant.
(b)    The consent of each Holder of any Warrant affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants that would: (i) increase the Exercise Price or decrease the number of shares of Common Stock receivable upon exercise of Warrants, or (ii) the Expiration Date is changed to an earlier date, in each case other than as provided in Section 8, or (iii) modify the provisions contained in Section 8 in a manner adverse to the Holder generally with respect to Holder’s Warrants.
SECTION 15.    Governing Law Venue and Jurisdiction; Trial By Jury. This Warrant shall be governed by and construed and enforced in accordance with the laws of the state of New York. The Company irrevocably consents and submits to the jurisdiction of the courts of the State of New York and any federal courts located in such state in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Warrant or the transactions contemplated hereby.

SECTION 16.    Compliance with Section 409A. The Company intends that this Warrant be exempt from Section 409A, such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of this Warrant. Nevertheless, neither the Company nor any of its Subsidiaries or affiliates shall be liable for any additional tax, interest or penalties that may be imposed on Holder under Section 409A or for any damages for failing to comply with Section 409A.
SECTION 17.    Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Holders.
SECTION 18.    Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.
SECTION 19.    Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision.
SECTION 20.    Meaning of Terms Used in Warrant.
(a)    Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Warrant; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) provisions apply to successive events and transactions; and (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection.
(b)    The following terms used in this Warrant shall have the meanings set forth below:
(i)    “$” shall mean the currency of the United States.
(ii)    “Approved Broker-Dealer” means any of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, or as selected reasonably, in good faith by the Board.
(iii)    “Board” means the Board of Directors of the Company or a committee thereof appointed to make determinations with respect to this Warrant.

(iv)    “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.
(v)    “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
(vi)    “Change of Control Date” means the date on which a Change of Control Event is consummated.
(vii)    “Change of Control Event” means any (1) acquisition by a Person (other than the Company or a wholly-owned Subsidiary of the Company) in a tender offer or a series of related tender offers as a result of which the Person owns more than 50% of the outstanding Common Stock, (2) merger, consolidation, spin-off, split-off amalgamation, statutory share exchange, business combination or other similar transaction or series of related transactions to which the Company is a party, (3) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, including in connection with a liquidation or winding up of the Company, or (4) Reorganization Event, which, in each of the cases of clauses (1) through (4), is effected in such a way that the Holders of Common Stock receive or are entitled to receive (either directly or subsequently in connection with a liquidation or winding up of the Company), with respect to or in exchange for Common Stock, cash, stock, securities or other assets or property (or any combination thereof), wherein Registered and Listed Shares represent less than 80% of the Market Price of all such cash, stock, securities or other assets or property to be received in respect of or in exchange for Common Stock; provided, however, that a Change of Control Event shall not be deemed to occur in connection with an initial public offering or direct listing by the Company or any of its Subsidiaries or affiliates pursuant to which such party’s securities are authorized and approved for listing on the New York Stock Exchange, the Nasdaq Stock Market, LLC or a similar nationally recognized market or exchange or any reorganization if the Company or any of its Subsidiaries or affiliates under a holding company in connection with any such offering or listing.
(viii)    “Code” means the Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority thereunder.
(ix)    “Market Price” means (w) if in reference to cash, the current cash value on the date of measurement in U.S. dollars, (x) if in reference to equity securities or securities included within Other Property, which are listed or admitted for trading on a national securities exchange, the average closing price of a share (or similar relevant unit) of such securities as reported on the principal national securities exchange on which the shares (or similar relevant units) of such securities are listed or admitted for trading, or (y) in all other cases, the value as determined by the Approved Broker-Dealer. In each such case, if the Common Stock is traded on a U.S. national or regional securities exchange or quotation system, including for the avoidance of doubt, the OTCQB, OTCQX and the Pink Open Market operated by OTC Markets Group, Inc. (or similar organization or agency succeeding to its functions of reporting prices), the average price shall be averaged over a period of twenty-one (21) consecutive Trading Days consisting of the Trading Day immediately preceding the day on which the “Market Price” is being determined (which, in the case of an exercise pursuant to Section 3 shall be the Trading Day on which the Warrant Exercise Notice is delivered) and the twenty (20) consecutive Trading Days prior to such day.
(x)    “Other Property” means any cash, property or other securities other than Registered and Listed Shares.
(xi)    “Person” means any individual, corporation, limited partnership, general partnership, limited liability partnership, limited liability company, joint stock company, joint venture, corporation, unincorporated organization, association, company, trust, group (as defined in Rule 13d-5 of the Exchange Act) or other legal entity, or any governmental or political subdivision or any agency, department or instrumentality thereof.
(xii)    “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of Holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
(xiii)    “Registered and Listed Shares” means shares of the common stock of the surviving entity in a consolidation, merger, or combination or the acquiring entity in a tender offer, except that if the surviving entity or acquiring entity has a parent corporation, it shall be the shares of the common stock of the parent corporation, provided that, in each case, such shares (i) have been registered (or will be registered within 30 calendar days following the Change of Control Date) under Section 12 of the Exchange Act with the Securities and Exchange Commission, and (ii) are listed for trading on any national securities exchange (or will be so listed or admitted within 30 calendar days following the Change of Control Date).
(xiv)    “Reorganization Event” means any recapitalization; any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination); any consolidation, merger or combination to which the Company is a party; any sale or conveyance to a third party of all or substantially all of the Company’s assets; or any statutory share exchange,
(xv)    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
(xvi)    “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on any national securities exchange on which the

Company’s Common Stock is listed on the date of delivery of the Warrant Exercise Notice.
(xvii)    “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.
(xviii)    “Trading Day” means (i) if the applicable security is listed on the New York Stock Exchange, a day on which trades may be made thereon, (ii) if the applicable security is listed or admitted for trading on the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business, (iii) if the applicable security is listed or quoted for trading on OTCQB or OTCQX or Pink Open Market operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the “OTC Markets Group”, a day on which the OTCQB, OTCQX or Pink Open Market is open for business or (iv) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.
(xix)    “Withholding Taxes” means the amount required to satisfy applicable federal, state, and local taxes, required by law or regulation to be withheld for income and employment tax purposes based on the applicable withholding rates for payments of “supplemental wages.”
[The next page is the signature page]

IN WITNESS WHEREOF, the Company has caused this Warrant to purchase Common Stock to be duly executed as of the Issuance Date set out above.

Talen Energy Corporation

By:	/s/ John Chesser
Name:	John Chesser
Title:	Chief Financial Officer and Treasurer
[Signature Page to the LoBiondo Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to purchase Common Stock to be duly executed as of the Issuance Date set out above.

Talen Energy Corporation

By:	/s/ John Chesser
Name:	John Chesser
Title:	Chief Financial Officer and Treasurer

Acknowledged and agreed:

/s/ Leonard LoBiondo
Name:	Leonard LoBiondo
[Signature Page to the LoBiondo Warrant]

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
TALEN ENERGY CORPORATION
The undersigned Holder hereby exercises the right to purchase [____] shares of Common Stock (“Warrant Shares”) of Talen Energy Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).
Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
Form of Exercise Price. Unless the Holder is making an election to convert the Warrants as set forth below, the Holder intends that payment of the Exercise Price shall be made as a “Cash Exercise” with respect to Warrant Shares.
☐    Please check if the Holder, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to convert the Warrants by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon conversion of the Warrants which when multiplied by the Market Price of the Common Stock on the date of the applicable Warrant Exercise Notice is equal to the aggregate price for the number of shares of Common Stock for which the Warrants are being converted at the Exercise Price (assuming the Exercise Price for all such shares of Common Stock was being paid in cash), and such withheld shares shall no longer be issuable under the Warrants.
☐    Please check if the Holder is electing to pay Withholding Taxes in the same manner as the Exercise Price.
Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $          to the Company in accordance with the terms of the Warrant, and shall also pay the applicable Withholding Taxes in Cash.
As at the time of exercise hereunder, the undersigned Holder represents, warrants and certifies as follows (check one):
☐    (A) the undersigned holder is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the Securities Act (a “Accredited Investor”), and has completed the Accredited Investor Status Certificate in the form attached to this exercise form; OR
☐    (B) the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in
Exhibit A-1

form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that with respect to the Warrant Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the Securities Act and applicable state securities laws, or an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.
If the undersigned Holder has indicated that the undersigned Holder is an Accredited Investor by marking box (A) above, the undersigned Holder additionally represents and warrants to the Company that:
(1)    the undersigned Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;
(2)    the undersigned is: (i) purchasing the Warrant Shares for his or her own account or for the account of one or more Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Warrant Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Warrant Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is an Accredited Investor; and
(3)    the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.
(4)    the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering consummated under the Warrant and Warrant Shares thereunder, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Warrant Shares;
Exhibit A-2

(5)    if the undersigned decides to offer, sell or otherwise transfer any of the Warrant Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Warrant Shares directly or indirectly, unless:
(a)    the sale is to the Company;
(b)    the Warrant Shares are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities;
(c)    and in the case of (b), it has prior to such sale furnished to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company;
(6)    the Warrant Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Warrant Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom;
(7)    unless the Holder has delivered an opinion to the effect that legends can be removed as provided in Section 2(b) of the Warrant, the certificates representing or other evidence of the Warrant Shares (and any certificates or other evidence issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the Securities Act or the securities laws of any state, and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;
Delivery of Warrant Shares. The Company shall deliver to the Holder, Warrant Shares in accordance with the terms of the Warrant.
The undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.
In the absence of instructions to the contrary, the securities or other property will be issued in the name of the undersigned Holder and will be sent to the last address of the undersigned Holder appearing on the register maintained for the Warrants.
Exhibit A-3

Please issue the Common Stock into which the Warrant is being exercised to the Holder, or for its benefit, as follows:
☐ Check here if requesting delivery as a certificate to the following name and to the following address:
Issue to:
Address:
Telephone Number:
Facsimile Number:
☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:
Authorization: _______________________
By: ________________________________
Title: _______________________________
Date: _______________________________
Account Number (if electronic book entry transfer):
Transaction Code Number (if electronic book entry transfer):
Date: _______________________________
Name of Registered Holder
By: ________________________________
Name: ______________________________
Title: _______________________________
Exhibit A-4

Warrant Certificate No.: L-1
Number of Warrants represented hereby: 457,142 Warrants
Number of Shares of Common Stock: 457,142
Date of Issuance: May 17, 2023 (“Issuance Date”)
EXHIBIT B
FORM OF ASSIGNMENT
(TO BE EXECUTED BY THE REGISTERED WARRANT HOLDER IF SUCH WARRANT HOLDER DESIRES TO TRANSFER A WARRANT)
FOR VALUE RECEIVED, the undersigned registered Holder hereby sells, assigns and transfers unto
____ Warrants to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint _______________ attorney, to transfer such Warrants, with full power of substitution.
The Transferor hereby certifies that:
the transfer of the Warrants is being contemplated pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), in which case the Transferor has delivered or caused to be delivered by the Transferee a written opinion of legal counsel in form and substance reasonably satisfactory to the Company to the effect that the transfer of the Warrants is exempt from the registration requirements of the Securities Act.

Dated	Signature

Social Security
or Other Taxpayer Identification Number of Assignee

SIGNATURE GUARANTEED

BY:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.
Exhibit B